Poly Announces First Quarter Fiscal 2022 Financial Results

Revenue Performance Driven by Strong Y/Y growth in Video and Voice

SANTA CRUZ, Calif., - July 29, 2021 - Poly (NYSE: POLY), a global outfitter of professional-grade audio and video technology, today announced first quarter results for the period ended July 3, 2021.

Highlights for the first quarter include:

•Poly sales momentum continues with fiscal Q1 revenues growing 20% year over year, driven by continued strength in Video and rebounding Voice demand, growing 94% and 34%, respectively, reflecting the continued need for reliable, high-fidelity solutions for both hybrid work and return to office.

•The Company has entered an OEM agreement with a global PC manufacturer to provide high-quality, professional-grade headsets that can be purchased separately or as a bundled solution.

•Poly was selected as a finalist for the Microsoft Partner of the Year award, thanks to the Company's excellence in innovation and implementation of customer solutions for Microsoft Teams.

•The Company appointed Warren Schlichting as Chief Operating Officer, with oversight of the product and services business units, product and alliance marketing, corporate strategy and business development, and who will directly oversee the company's ongoing ESG efforts.

•The Company successfully executed a program to vaccinate the employee population at its in-house manufacturing facility in Tijuana, Mexico.

•Poly has entered a strategic partnership with CLIPr, a sophisticated video analysis and management platform that applies AI and machine learning to index and analyze video content, allowing users to manage and extract important moments of recorded video content so they can organize, search, interact, and share with ease and efficiency.

“Businesses of all sizes, everywhere, continue to grapple with uncertainties about return to office, face-to-face meetings with customers and clients, and employee collaboration,” said Dave Shull, Poly President and Chief Executive Officer. “One thing is clear: those interactions must work for everyone, whether they're in the room or not. That's what Poly does better than anyone else, and it's why nearly every Fortune 500 company uses Poly gear when it comes to outfitting their teams to work successfully from anywhere."

“Proactive expense management and operational execution allowed us to largely offset the gross margin impact of spot market purchases and elevated freight rates,” continued Chief Financial Officer Chuck Boynton. “With no near-term debt maturity and the recently executed interest rate hedge, we continue to make progress de-risking the balance sheet. We expect lower interest expense and our focus on working capital management to support stronger cash generation in the back half of fiscal '22.”

($ Millions, except percent and per-share data)[1]	Q1 FY22	Q1 FY21
GAAP Revenue	$431	$356
GAAP Gross Margin	40.6%	43.9%
GAAP Operating Loss	($20)	($57)
GAAP Diluted EPS	($0.88)	($1.85)
Cash Flow from Operations	$1	$42

Non-GAAP Revenue	$432	$361
Non-GAAP Gross Margin	44.8%	50.0%
Non-GAAP Operating Income	$52	$37
Non-GAAP Diluted EPS	$0.60	$0.33
Adjusted EBITDA	$61	$48

1 For further information on supplemental non-GAAP metrics, refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Results Compared to May 13, 2021 Guidance

	Q1 FY22 Results	Q1 FY22 Guidance Range
GAAP Net Revenue	$431M	$410M - $430M
Adjusted EBITDA	$61M	$50M - $60M
Non-GAAP Diluted EPS	$0.60	$0.35 - $0.55

Business Outlook

The global semiconductor chip shortage has impacted companies worldwide and we expect we will continue to experience ongoing tightness in our supply chain. In addition, as COVID-19 variants emerge, countries have taken, or may take, measures to control pandemic outbreaks, which may impact component supply and/or end-market demand.

Based on our current supply and expected availability of specific components, and assuming no incremental negative effects from COVID or its variants, the Company expects the following range of financial results for Q2 fiscal 2022 (all amounts assume currency rates remain stable):

Q2 FY22 Guidance
GAAP Net Revenue	$420M - $440M
Adjusted EBITDA[1]	$50M - $60M
Non-GAAP Diluted EPS[1,2]	$0.50 - $0.70

1 Q2 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $27.8 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock-based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 Non-GAAP diluted EPS guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 14% to 16%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss first quarter fiscal year 2022 financial results. The webcast will take place today, July 29, 2021, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Enterprise Headsets and Video devices, will continue over the long term, (b) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet the change in demand due to a global hybrid work environment, (c) our expectations related to our Voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; and (d) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shutdowns; (ii) our expectations related to global supply chain disruptions, including our belief that shortages of key components, including semiconductor chips, have impacted companies worldwide both within and outside of our industry, and that we will continue to experience a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results; (iii) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand; (iv) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials, as well as finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (v) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (vi) our belief that consolidations of suppliers has occurred, and may continue to occur, which may negatively impact our ability to access certain parts and may result in higher prices which will impact our gross margins; (vii) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (viii) continued uncertainty and potential impact on future quarters if sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (ix) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (x) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees and our customers worldwide, which has negatively impacted our voice product lines, and restricted customer engagement; (xi) expectations related to our ability to supply products in a timely manner to satisfy perishable demand; (xii) expectations related to our customers’ purchasing decisions and our ability to pivot quickly enough and/or match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (xiii) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xiv) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (xv) expectations related to our Services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xvii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs; (xviii) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants, and timely repay all principal and interest amounts drawn under our credit facility as they become due; (xix) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xx) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xxi) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share, our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products, and our belief that our product management and personal device services, including Poly Lens and/or Poly+, will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xxii) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xxv) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xxvi) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xxvii) expectations related to GAAP and non-GAAP financial results for the second quarter and full Fiscal Year 2022, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xxviii) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxix) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xxx) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxxi) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxxii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; and (xxxiii) our expectations regarding pending and potential future litigation, in addition to other matters that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 18, 2021 and other filings with the Securities and Exchange Commission, as well as recent press releases.

About Poly

Poly (NYSE: POLY) creates premium audio and video products so you can have your best meeting -- anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They’re pro-grade, easy to use and work seamlessly with all the best video and audio conferencing services. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you’ll do more than just show up, you’ll stand out. For more information visit www.Poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	July 3,	June 27,
	2021	2020
Net revenues
Net product revenues	$371,203	$291,458
Net services revenues	59,969	64,262
Total net revenues	431,172	355,720
Cost of revenues
Cost of product revenues	235,196	176,615
Cost of service revenues	20,787	22,773
Total cost of revenues	255,983	199,388
Gross profit	175,189	156,332
% of total net revenues	40.6%	43.9%
Operating expenses
Research, development, and engineering	45,466	50,029
Selling, general, and administrative	120,734	116,644
Loss, net from litigation settlements	—	17,561
Restructuring and other related charges	28,972	29,330
Total operating expenses	195,172	213,564
Operating loss	(19,983)	(57,232)
% of total net revenues	(4.6)%	(16.1)%

Interest expense	21,782	21,184
Other non-operating expense, net	(692)	(224)
Loss before income taxes	(41,073)	(78,192)
Income tax benefit	(4,262)	(3,177)
Net loss	$(36,811)	$(75,015)
% of total net revenues	(8.5)%	(21.1)%

Basic and diluted loss per common share	$(0.88)	$(1.85)
Basic and diluted shares used in computing loss per common share	42,061	40,460

Effective tax rate	10.4%	4.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	July 3,	April 3,
	2021	2021
ASSETS
Cash and cash equivalents	$196,761	$202,560
Restricted cash	—	493,908
Short-term investments	15,953	14,559
Total cash, cash equivalents, restricted cash, and short-term investments	212,714	711,027
Accounts receivable, net	271,592	267,464
Inventory, net	187,476	194,405
Other current assets	61,974	65,214
Total current assets	733,756	1,238,110
Property, plant, and equipment, net	131,294	140,875
Goodwill	796,216	796,216
Purchased intangibles, net	311,180	341,614
Deferred tax and other non-current assets	162,615	147,454
Total assets	$2,135,061	$2,664,269

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$163,926	$151,244
Accrued liabilities	361,940	394,084
Current portion of long-term debt	—	478,807
Total current liabilities	525,866	1,024,135
Long-term debt, net	1,497,119	1,496,064
Long-term income taxes payable	85,858	86,227
Other non-current liabilities	138,772	138,609
Total liabilities	2,247,615	2,745,035
Stockholders' deficit	(112,554)	(80,766)
Total liabilities and stockholders' deficit	$2,135,061	$2,664,269

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	July 3,	June 27,
	2021	2020
Cash flows from operating activities
Net loss	$(36,811)	$(75,015)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	39,833	43,400
Amortization of debt issuance cost	2,937	1,340
Stock-based compensation	10,416	9,355
Deferred income taxes	(5,943)	(7,169)
Provision for excess and obsolete inventories	5,310	6,082
Restructuring and other related charges	28,972	29,330
Cash payments for restructuring charges	(12,230)	(13,085)
Other operating activities	(2,998)	(1,851)
Changes in assets and liabilities:
Accounts receivable, net	(3,758)	37,914
Inventory, net	6,326	(16,008)
Current and other assets	365	3,483
Accounts payable	12,515	12,321
Accrued liabilities	(40,631)	11,236
Income taxes	(3,454)	389
Net cash provided by operating activities	849	41,722

Cash flows from investing activities
Purchase of investments	(404)	(108)
Capital expenditures	(6,052)	(5,437)
Proceeds from sale of property and equipment	—	1,900
Other investing activities	(4,000)	—
Net cash used in investing activities	(10,456)	(3,645)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(10,225)	(2,739)
Proceeds from issuances under stock-based compensation plans	9	5
Proceeds from revolving line of credit	—	50,000
Repayments of revolving line of credit	—	(50,000)
Repayments of long-term debt	(480,689)	—
Net cash used in financing activities	(490,905)	(2,734)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	805	544
Net (decrease) increase in cash, cash equivalents, and restricted cash	(499,707)	35,887
Cash, cash equivalents, and restricted cash at beginning of period	696,468	213,879
Cash, cash equivalents, and restricted cash at end of period	$196,761	$249,766

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP.

Non-GAAP Adjustments

•Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
•Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.
•Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors.
•Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure and realigning resources consistent with its global strategy. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs including legal and advisory services.
•Deferred compensation mark-to-market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating income, net.
•Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.
•Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the full valuation allowance on United States federal and state deferred tax assets.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	July 3,	June 27,
	2021	2020

GAAP Net revenues	$431,172	$355,720
Deferred revenue purchase accounting	1,260	5,082
Non-GAAP Net revenues	$432,432	$360,802

GAAP Gross profit	$175,189	$156,332
Purchase accounting amortization	16,238	18,238
Deferred revenue purchase accounting	1,260	5,082
Stock-based compensation	1,127	833
Non-GAAP Gross profit	$193,814	$180,485
Non-GAAP Gross profit %	44.8%	50.0%

GAAP Research, development, and engineering	$45,466	$50,029
Stock-based compensation	(2,007)	(3,231)
Other adjustments	—	(194)
Non-GAAP Research, development, and engineering	$43,459	$46,604

GAAP Selling, general, and administrative	$120,734	$116,644
Purchase accounting amortization	(14,195)	(14,195)
Stock-based compensation	(7,282)	(5,296)
Deferred compensation mark to market	(994)	—
Other adjustments	—	6
Non-GAAP Selling, general, and administrative	$98,263	$97,159

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	July 3,	June 27,
	2021	2020

GAAP Operating expenses	$195,172	$213,564
Purchase accounting amortization	(14,195)	(14,195)
Stock-based compensation	(9,289)	(8,527)
Restructuring and other related charges	(28,972)	(29,330)
Deferred compensation mark to market	(994)	—
Loss, net from litigation settlements	—	(17,561)
Other adjustments	—	(188)
Non-GAAP Operating expenses	$141,722	$143,763

GAAP Operating loss	$(19,983)	$(57,232)
Purchase accounting amortization	30,433	32,433
Stock-based compensation	10,416	9,360
Restructuring and other related charges	28,972	29,330
Deferred revenue purchase accounting	1,260	5,082
Deferred compensation mark to market	994	—
Loss, net from litigation settlements	—	17,561
Other adjustments	—	188
Non-GAAP Operating income	$52,092	$36,722

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	July 3,	June 27,
	2021	2020
GAAP Net loss	$(36,811)	$(75,015)
Purchase accounting amortization	30,433	32,433
Stock-based compensation	10,416	9,360
Restructuring and other related charges	28,972	29,330
Deferred revenue purchase accounting	1,260	5,082
Deferred compensation mark to market	4	—
Loss, net from litigation settlements	—	17,561
Other adjustments	—	196
Income tax effect of above items	(5,381)	(13,347)
Income tax effect of unusual tax items	(2,377)	7,728
Non-GAAP Net income	$26,516	$13,328

GAAP Diluted loss per common share	$(0.88)	$(1.85)
Purchase accounting amortization	0.69	0.80
Stock-based compensation	0.24	0.23
Restructuring and other related charges	0.66	0.72
Deferred revenue purchase accounting	0.03	0.13
Loss, net from litigation settlements	—	0.43
Income tax effect	(0.18)	(0.14)
Effect of anti-dilutive securities[1]	0.04	0.01
Non-GAAP Diluted earnings per common share	$0.60	$0.33

Shares used in diluted earnings per common share calculation:
GAAP	42,061	40,460
Non-GAAP	43,843	40,620

1
Effect of anti-dilutive securities: Represents the impact to non-GAAP diluted earnings per common share from potentially dilutive securities that were excluded from GAAP diluted loss per common share because their effect is anti-dilutive.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended					Twelve Months Ended
	June 27,	September 26,	December 26,	April 3,	July 3,	July 3,
	2020	2020	2020	2021	2021	2021
GAAP Net (loss) income	$(75,015)	$(13,405)	$20,113	$10,977	$(36,811)	$(19,126)
Income tax (benefit) expense	(3,177)	3,013	(7,045)	(341)	(4,262)	(8,635)
Interest expense	21,184	18,581	18,417	24,424	21,782	83,204
Other non-operating income, net	(224)	(1,366)	(2,596)	(920)	(692)	(5,574)
Deferred revenue purchase accounting	5,082	4,237	3,289	1,796	1,260	10,582
Stock-based compensation	9,360	10,263	11,486	11,540	10,416	43,705
Restructuring and other related charges	29,330	6,170	13,977	(773)	28,972	48,346
Loss, net from litigation settlements	17,561	—	—	—	—	—
Deferred compensation mark to market	—	714	1,632	917	994	4,257
Other adjustments	197	(185)	—	(2,103)	—	(2,288)
Depreciation and amortization	43,400	40,971	40,510	39,986	39,833	161,300
Adjusted EBITDA	$47,698	$68,993	$99,783	$85,503	$61,492	$315,771